Exhibit 99.2

 First Quarter 2022 Earnings Call  Tim Myers – Chief Executive OfficerErick Asmussen – Chief Financial Officer  May 3, 2022

 Important Information  2    Forward-Looking Statements This presentation contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, relating to the condition of, or trends or developments in, the ground transportation, aerospace, building and construction, industrial, packaging and other end markets; Arconic’s future financial results, operating performance, working capital, cash flows, liquidity and financial position; cost savings and restructuring programs; Arconic's strategies, outlook, business and financial prospects; share repurchases; costs associated with pension and other postretirement benefit plans; projected sources of cash flow; and potential legal liability. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Arconic’s control. Such risks and uncertainties include, but are not limited to: (a) continuing uncertainty regarding the duration and impact of the COVID-19 pandemic on our business and the businesses of our customers and suppliers including labor shortages and increased quarantine rates; (b) deterioration in global economic and financial market conditions generally; (c) unfavorable changes in the end markets we serve; (d) the inability to achieve the level of revenue growth, cash generation, cost savings, benefits of our management of legacy liabilities, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (e) adverse changes in discount rates or investment returns on pension assets; (f) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (g) the loss of significant customers or adverse changes in customers’ business or financial condition; (h) manufacturing difficulties or other issues that impact product performance, quality or safety; (i) the impact of pricing volatility in raw materials and inflationary pressures on our costs of production; (j) a significant downturn in the business or financial condition of a key supplier or other supply chain disruptions; (k) challenges to or infringements on our intellectual property rights; (l) the inability to successfully implement our re-entry into the U.S. packaging market or to realize the expected benefits of other strategic initiatives or projects; (m) the inability to identify or successfully respond to changing trends in our end markets; (n) the impact of potential cyber attacks and information technology or data security breaches; (o) geopolitical, economic, and regulatory risks relating to our global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (p) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation and compliance matters; (q) restrictions imposed by authorities on the operation of our Samara, Russia facility; (r) the impact of the conflict between Russia and Ukraine on economic conditions in general and on our business and operations; and (s) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2021 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The above list of factors is not exhaustive or necessarily in order of importance. Market projections are subject to the risks discussed above and in this presentation, and other risks in the market. The statements in this presentation are made as of the date of this presentation, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

 Important Information (cont’d)  3    Non-GAAP Financial MeasuresSome of the information included in this presentation is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these financial measures are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Arconic’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Arconic. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures presented by Arconic may not be comparable to non-GAAP financial measures presented by other companies. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the appendix to this presentation. Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA, free cash flow, and adjusted free cash flow, to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of metal price lag, foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

1Q 2022 Results Affirm Long-Term Growth Opportunity

Growing Profitability

- Sales of $2.2 billion, up 31% year over year (up 9% organically)
- Net income of $42 million, or $0.39 per share, compared with $52 million, or $0.46 per share, in 1Q 2021
- Adjusted EBITDA of $205 million, up 15% year over year, and up 17% from prior quarter

Capitalizing on Strong End Markets

- Offsetting inflation with price increases and cost initiatives
- Adjusting to changes in market conditions
- Growing packaging volumes and strength in aerospace and building and construction
- Building pent up demand in automotive

ARCONIC

See appendix for non-GAAP financial measure reconciliations.

4

1Q 2022 Sales Growth More Than Offset Semi-Conductor Supply Issues

Ground Transportation

- Ongoing semiconductor and supply chain issues

Industrial Products and Other

- Historically strong price and demand conditions

Building and Construction

- Price and mix benefits on top of volume

Packaging

- North American volume ramp and strong global demand

Aerospace

- Market accelerating with OEM production levels

1Q 2022 Organic Revenue[1] by End Market



Aerospace 10%
Packaging 16%
Ground Transportation 33%
Building and Construction 19%
Industrial Products and Other 22%

End Market	Revenue year-over-year change	Organic revenue year-over-year change	Revenue sequential change
Ground Transportation	14%	(10%)	(5%)
Industrial Products and Other	23%	10%	6%
Building and Construction	31%	22%	13%
Packaging	81%	37%	0%
Aerospace	52%	32%	17%

ARCONIC

1) Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of changes in aluminum prices, divestitures, and foreign currency fluctuations relative to the prior year period. See appendix for non-GAAP financial measure reconciliations.

5

 1Q 2022 Financial Highlights  Sales of $2.2 billion, up 31% year over year (9% organically)Net income of $42 million, or $0.39 per share, compared with $52 million, or $0.46 per share, in 1Q 2021Adjusted EBITDA of $205 million, up 15% year over year and up 17% from the prior quarterCash used for operations was $103 million and capital expenditures were $95 million, resulting in free cash flow use of $198 million including $63 million of accounts receivable financing outstanding at quarter endRepurchased ~0.5 million shares in 1Q 2022 for ~$16 million. In the first year of the program, repurchased ~5.4 million shares for ~$177 million of the $300 million two-year authorization  Adjusted EBITDA 2Q 2020 – 1Q 2022 ($M)  6  See appendix for non-GAAP financial measure reconciliations.

 1Q 2022 Adjusted EBITDA Growth Led by Pricing Efforts    Revenue    Adjusted EBITDA      $M  Year-over-Year %  $M  Year-over-Year %  1Q 2021  $1,675      $179      Price  110  7%  110  62%  Volume/Mix  48   3%  17  10%  Savings Net of Inflation  -  -  (87)  (49%)  Aluminum Price  370   22%  (16)  (9%)  FX/Other  (12)  (1%)  2  1%  1Q 2022  $2,191  31%  $205   15%  7  Other reflects increase of aluminum price that is not passed through but offset over time through price increases in Building and Construction Systems.See appendix for non-GAAP financial measure reconciliations.  1

   1Q 2022 Year-over-Year Segment Results    Revenue    Segment Adjusted EBITDA            Drivers  ($M)  1Q 2021  1Q 2022  1Q 2021  Price  Volume/Mix  Savings Net of Inflation  Other/ Aluminum  1Q 2022    Rolled Products  $1,364   $1,804   $165   59   11   (61)  2  $176   Price increases and growth across all markets except ground transportation offsetting inflation  Year-over-year change  32%7% Organic              7%    Building and Construction Systems  $236   $291   $28   46   2  (16)  (16)  $44  Price, mix, and volume benefits more than offsetting inflation  Year-over-year change  23%21% Organic              57%    Extrusions  $75   $97   ($4)  5  4  (10)  -   ($5)  Inflation offset growth in aerospace and ground transportation  Year-over-year change  29%21% Organic              (25%)    8  Other reflects increase of aluminum price that is not passed through but offset over time through price increases.See appendix for non-GAAP financial measure reconciliations.  1

 Rising Aluminum Prices Continue to Pressure Net Working Capital  9  As of:  Mar 31,2021  Dec 31,2021  Mar 31,2022  ($M)        Receivables from customers andOther receivables  $951  $1,148  $1,254  Inventories  1,199  1,630  1,833  Accounts payable, trade  1,216  1,718  1,781  Net working capital  $934  $1,060  $1,306  ($/metric ton)        LME Aluminum price (cash)  $2,213  $2,806  $3,554  Midwest premium (cash)  468  665  $882  Total Midwest transaction price  $2,681  $3,471  $4,436  Metal Price and Volume Growth Add Working Capital Pressure to Free Cash Flow OutlookFor each $100/metric ton change in the aluminum price, net working capital is impacted by ~$20 millionAluminum price increased ~$500/metric ton from levels assumed in prior financial guidance resulting in ~$100 million of working capital pressure for 20222  YE2020$2,301  LME + Midwest Premium (Midwest Transaction Price)2020-Present ($/metric ton)1    +65%      YE2021 $3,471  3/31/22$4,436  Source: Bloomberg.Updated guidance assumes an average annual LME aluminum price of $3,350/mt and Midwest Premium of $850/mt for the full year, increased from prior assumptions for LME of $3,000/mt and Midwest Premium of $700/mt.

   Gross Pension Liability to Decline Substantially as Interest Rates Rise  10  Estimated U.S. Pension Plan Funded Status at YE20221  Source: WTW & Mercer Investments, LLC.The FY2022 discount rate is based on the 12/31/2021 WTW 60th-90th RATELink yield curve resulting in a weighted average discount rate of 2.96%.   The impact on the combined gross pension and OPEB liabilities of a change in the weighted average discount rate of 25 basis points would be approximately $100 millionFor the U.S. gross pension liability alone, a change in the weighted average discount rate of 100 basis points would change gross liability by approximately $250 million    Annualized Asset Return      Weighted Average Discount Rate  0%  2%  4%  2.96%(FY2022)  ($605M)  ($571M)  ($537M)  4.0%  ($350M)  ($316M)  ($282M)  5.0%  ($148M)  ($115M)  ($81M)

Russia Operations Update

- On March 10th, we announced a pause in new contracts and we are deliberately and actively pursuing additional options for our Russian business while complying with legal and contractual obligations
- Safety and well-being of our employees remains highest priority
- Operations continue to run at full capacity
- 1Q 2022 sales of $233 million compared with $195 million in 1Q 2021
- 1Q 2022 Adjusted EBITDA of $18 million compared with $19 million in 1Q 2021
- Adjusted EBITDA is expected to be approximately $40-$80 million in 2022, compared with $87 million in 2021, impacted by uncertainty related to supply chain and demand conditions
- Quarter end cash of ~$26 million down from ~$79 million at year-end 2021 due to the impact of working capital seasonality, aluminum price, and currency

Samara Facility 2021 Revenue by End Market



Building and Construction 6%
Aerospace 4%
Ground Transportation and Other 2%
Industrial 14%
Packaging 74%

Samara Facility Expected 2022 Revenue Domestic vs. Exports – Prior to Conflict



Exports 15%
Domestic 85%

ARCONIC

11

2022 Organic Revenue Outlook Led by Packaging and Aerospace

	2022 Organic Revenue Year-over-Year Trajectory	2022 Outlook Compared to Prior Guidance: Prior	2022 Outlook Compared to Prior Guidance: Current
Ground Transportation ▪ Outlook reduced due to semiconductor supply challenges driving ongoing OEM shutdowns		~10-15%	~5-10%
Industrial Products and Other ▪ Outlook increased due to strong global demand and pricing environment		~5-10%	~10-15%
Building and Construction ▪ Outlook increased due to better price and mix benefits complemented by growth in North American non-residential construction		~5-10%	~15-20%
Packaging ▪ North American production ramping up to full capacity by end of 2Q 2022 ▪ Russian supply chain and demand uncertainty increases in the second half		~40-45%	~20-40%
Aerospace ▪ Outlook increased due to modest acceleration in aerospace market with OEM production growth		~25-35%	~30-40%

ARCONIC

12

Free Cash Flow Growth Creates Organic Investment Opportunities

	OPPORTUNITY	EBITDA GROWTH[1]	RUN RATE EXPECTED BY
PHASE 1	600M lbs Latent Capacity[2] Permanent Cost Out Productivity Measures	~$300M	2H 2022 ✓ On Track
PHASE 2	Lancaster and Davenport Upgrades	~$75M	YE 2023 ✓ On Track



Combined Pension Contributions, OPEB, and Environmental Payments ($M)
$408
$581[3]
$332M Reduction
~$76
~$85
2020
2021
2022E
2023E

Longer Term Plans to be Presented at Investor Day on June 6, 2022

ARCONIC

1) Compared with 2019 Adjusted EBITDA.
2) Compared to December 31, 2019 utilization levels.
3) Includes $250 million U.S. pension funding associated with $1 billion annuitization transaction.

13

Revised 2022 Outlook and Key Themes


Adjusted EBITDA ($M)
$619
$712
$870
$820
+15%
+15%-22%
2020
2021
2022E

($M)	Prior	Updated	Drivers
Revenue[1]	$9,900 - $10,300	$10,100 - $10,500	Metal price and volume growth
Adjusted EBITDA[2]	$800 - $850	$820 - $870	High return organic growth
Free cash flow[1,2]	~$250	~$125	Working capital pressure from increased metal price

Sustainable Double-Digit Earnings Growth

- North American packaging ramp benefiting from strong global demand dynamics
- Aerospace recovery and building and construction pricing efforts driving near-term performance

Investing in the Future

- Lancaster and Davenport upgrades on track for trials by year end and run rate production in 2023
- Further opportunities to invest in growth
- Approximately $123 million remaining on existing share repurchase authorization

1) Assumes average annual LME aluminum price of $3,350/mt and Midwest Premium of $850/mt for the full year. Assumes no factored receivables.
2) Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA and free cash flow, to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of metal price lag, foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

ARCONIC

14

 Appendix

Reconciliation of Segment Adjusted EBITDA

($M)	Quarter ended		
	March 31, 2022	December 31, 2021	March 31, 2021
Total Segment Adjusted EBITDA[1]	$ 215	$ 186	$ 189
Unallocated amounts:			
Corporate expenses[2]	(9)	(7)	(9)
Stock-based compensation expense	(5)	(7)	(2)
Metal price lag[3]	(36)	11	5
Unrealized gains on mark-to-market hedging instruments and derivatives	2	–	–
Provision for depreciation and amortization	(60)	(67)	(63)
Impairment of goodwill[4]	–	(65)	–
Restructuring and other charges[5]	(5)	(12)	(1)
Other[6]	(6)	(17)	(6)
Operating income	96	22	113
Interest expense	(25)	(26)	(23)
Other expenses, net	(17)	(15)	(22)
Provision for income taxes	(12)	(19)	(16)
Net income attributable to noncontrolling interest	–	–	–
Consolidated net income (loss) attributable to Arconic Corporation	$ 42	$ (38)	$ 52

1) Arconic's profit or loss measure for its reportable segments is Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization). The Company calculates Segment Adjusted EBITDA as Total sales (third-party and intersegment) minus each of (i) Cost of goods sold, (ii) Selling, general administrative, and other expenses, and (iii) Research and development expenses, plus each of (i) Stock-based compensation expense, (ii) Metal price lag (see footnote 3), and (iii) Unrealized (gains) losses on mark-to-market hedging instruments and derivatives (see below). Arconic's Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies' reportable segments.

   Effective in the first quarter of 2022, management modified the Company's definition of Segment Adjusted EBITDA to exclude the impact of unrealized gains and losses on mark-to-market hedging instruments and derivatives. This modification was deemed appropriate as Arconic is considering entering into additional hedging instruments in future reporting periods if favorable conditions exist to mitigate cost inflation. Certain of these instruments may not qualify for hedge accounting resulting in unrealized gains and losses being recorded directly to Sales or Cost of goods sold, as appropriate (i.e., mark-to-market). Additionally, this change was also applied to derivatives that do not qualify for hedge accounting for consistency purposes. The Company does not have a regular practice of entering into contracts that are treated as derivatives for accounting purposes. Ultimately, this change was made to maintain the transparency and visibility of the underlying operating performance of Arconic's reportable segments. Prior to this change, the Company had a limited number of hedging instruments and derivatives that did not qualify for hedge accounting, the unrealized impact of which was not material to Arconic's Segment Adjusted EBITDA performance measure. Accordingly, prior period information presented was not recast to reflect this change.

   Total Segment Adjusted EBITDA is the sum of the respective Segment Adjusted EBITDA for each of the Company's three reportable segments: Rolled Products, Building and Construction Systems, and Extrusions. This amount is being presented for the sole purpose of reconciling Segment Adjusted EBITDA to the Company's Consolidated net income (loss).

2) Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities.

3) Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.

4) In the quarter ended December 31, 2021, Arconic completed its annual review of goodwill for impairment for each of its three reporting units: Rolled Products, Building and Construction Systems, and Extrusions. The results of this review indicated that the carrying value of the Extrusions reporting unit's goodwill was fully impaired. Accordingly, in the quarter ended December 31, 2021, the Company recognized an impairment charge of $65. This impairment was primarily driven by a combination of market-based factors, including delays in aerospace market improvement and significant cost inflation, resulting in increasingly limited margin expansion. The Company had not previously identified any triggering events during 2021 prior to the annual review.

5) In the quarter ended December 31, 2021, Restructuring and other charges includes $11 related to the settlement of a portion of the Company's U.S. defined benefit pension plan obligations as a result of elections by certain plan participants to receive lump-sum benefit payments.

6) Other includes certain items that impact Cost of goods sold and Selling, general administrative, and other expenses on the Company's Statement of Consolidated Operations that are not included in Segment Adjusted EBITDA, including those described as "Other special items" (see footnote 5 to the Reconciliation of Total Company Adjusted EBITDA presented elsewhere in this Appendix).

ARCONIC

16

Reconciliation of Total Company Adjusted EBITDA

($M)	Quarter ended							
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Net (loss) income attributable to Arconic Corporation	$ 42	$ (38)	$ 16	$ (427)	$ 52	$ (64)	$ 5	$ (96)
Add:								
Net income attributable to noncontrolling interest	–	–	–	–	–	–	–	–
Provision (Benefit) for income taxes	12	19	11	(108)	16	(4)	10	(32)
Other expenses, net	17	15	15	15	22	1	27	16
Interest expense	25	26	26	25	23	21	22	40
Restructuring and other charges[2]	5	12	14	597	1	127	3	77
Impairment of goodwill[3]	–	65	–	–	–	–	–	–
Provision for depreciation and amortization	60	67	61	62	63	60	63	68
Stock-based compensation	5	7	8	5	2	5	6	5
Metal price lag[4]	36	(11)	21	11	(5)	(3)	16	10
Unrealized gains on mark-to-market hedging instruments and derivatives	(2)	–	–	–	–	–	–	–
Other special items[5]	5	13	(1)	7	5	8	13	11
Adjusted EBITDA	$ 205	$ 175	$ 171	$ 187	$ 179	$ 151	$ 165	$ 99
Sales	$ 2,191	$ 2,138	$ 1,890	$ 1,801	$ 1,675	$ 1,462	$ 1,415	$ 1,187
Adjusted EBITDA Margin	9.4%	8.2%	9.0%	10.4%	10.7%	10.3%	11.7%	8.3%

Arconic's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; Metal price lag (see footnote 4); Unrealized (gains) losses on mark-to-market hedging instruments and derivatives (see below); and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Effective in the first quarter of 2022, management modified the Company's definition of Adjusted EBITDA to exclude the impact of unrealized gains and losses on mark-to-market hedging instruments and derivatives. This modification was deemed appropriate as Arconic is considering entering into additional hedging instruments in future reporting periods if favorable conditions exist to mitigate cost inflation. Certain of these instruments may not qualify for hedge accounting resulting in unrealized gains and losses being recorded directly to Sales or Cost of goods sold, as appropriate (i.e., mark-to-market). Additionally, this change was also applied to derivatives that do not qualify for hedge accounting for consistency purposes. The Company does not have a regular practice of entering into contracts that are treated as derivatives for accounting purposes. Ultimately, this change was made to maintain the transparency and visibility of the underlying operating performance of Arconic. Prior to this change, the Company had a limited number of hedging instruments and derivatives that did not qualify for hedge accounting, the unrealized impact of which was not material to Arconic's Adjusted EBITDA. Accordingly, prior period information presented was not recast to reflect this change.

ARCONIC

17

 In the year ended December 31, 2021, Restructuring and other charges includes $584 related to the settlement of a portion of the Company’s U.S. defined benefit pension plan obligations as a result of the purchase of a group annuity contract ($549-2Q21) and elections by certain plan participants to receive lump-sum benefit payments ($11-4Q21, $5-3Q21, $19-2Q21). In the year ended December 31, 2020, Restructuring and other charges includes a $198 settlement charge related to the annuitizations of a portion of the Company’s U.S. ($140-4Q20) and U.K. ($3-3Q20, $55-2Q20) defined benefit pension plan obligations and a $25 benefit (4Q20) for contingent consideration received related to the October 2018 sale of the Texarkana (Texas) rolling mill.In the quarter ended December 31, 2021, Arconic completed its annual review of goodwill for impairment for each of its three reporting units: Rolled Products, Building and Construction Systems, and Extrusions. The results of this review indicated that the carrying value of the Extrusions reporting unit’s goodwill was fully impaired. Accordingly, in the quarter ended December 31, 2021, the Company recognized an impairment charge of $65. This impairment was primarily driven by a combination of market-based factors, including delays in aerospace market improvement and significant cost inflation, resulting in increasingly limited margin expansion. The Company had not previously identified any triggering events during 2021 prior to the annual review.Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.Other special items include the following:• for the quarter ended March 31, 2022, costs related to several legal matters ($2), costs related to the packaging restart at the Tennessee rolling mill ($2), and other items ($1);• for the quarter ended December 31, 2021, costs related to several legal matters, including Grenfell Tower ($4) and other ($2), costs related to both an equipment fire and packaging restart at the Tennessee rolling mill ($5), and other items ($2);• for the quarter ended September 30, 2021, a partial reversal of a previously established reserve related to the Grasse River environmental remediation matter ($11), costs related to several legal matters ($7), and other items ($3);• for the quarter ended June 30, 2021, a write-down of inventory related to the idling of both the remaining operations at the Chandler (Arizona) extrusions facility and the casthouse operations at the Lafayette (Indiana) extrusions facility ($4) and costs related to several legal matters ($3);• for the quarter ended March 31, 2021, costs related to several legal matters, including Grenfell Tower ($4) and other ($1);• for the quarter ended December 31, 2020, costs related to several legal matters ($5) and other items ($3);• for the quarter ended September 30, 2020, costs related to several legal matters, including Grenfell Tower ($4) and other ($2), a write-down of inventory related to the idling of the casthouse operations at the Chandler (Arizona) extrusions facility ($5), and other items ($2);• for the quarter ended June 30, 2020, costs related to several legal matters, including a customer settlement ($5), Grenfell Tower ($3), and other ($3); and• for the quarter ended March 31, 2020, an allocation of costs incurred by Arconic Corporation’s former parent company associated with the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies.  18  Reconciliation of Total Company Adjusted EBITDA (cont’d)

Adjusted EBITDA to Adjusted Free Cash Flow Bridge

($M)	Quarter ended				
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Adjusted EBITDA[1]	$205	$175	$171	$187	$179
Change in working capital[2]	(200)	11	(126)	(51)	(230)
Cash payments for:					
Environmental remediation	(4)	(40)	(23)	(4)	(17)
Pension contributions[3]	(4)	(2)	(3)	(252)	(201)
Other postretirement benefits	(8)	(10)	(9)	(10)	(10)
Restructuring actions	(2)	(4)	(2)	(4)	(5)
Interest	(29)	(22)	(28)	(22)	(18)
Income taxes	(4)	(10)	(4)	(6)	(6)
Capital expenditures	(95)	(61)	(51)	(44)	(28)
Other	(57)	(2)	(18)	(5)	14
Free Cash Flow[4]	$(198)	$35	$(93)	$(211)	$(322)

1) Adjusted EBITDA is a non-GAAP financial measure. See Reconciliation of Total Company Adjusted EBITDA presented elsewhere in this Appendix for (i) Arconic's definition of Adjusted EBITDA, (ii) management's rationale for the presentation of this non-GAAP measure, and (iii) a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

2) Arconic's definition of working capital is Receivables plus Inventories less Accounts payable, trade.

3) In January 2021, the Company contributed a total of $200 to its two funded U.S. defined benefit pension plans, comprised of the estimated minimum required funding for 2021 of $183 and an additional $17. In April 2021, the Company contributed a total of $250 to its two funded U.S. defined benefit pension plans to maintain the funding level of the remaining plan obligations not transferred under a group annuity contract.

4) Arconic's definition of Free Cash Flow is Cash from operations less capital expenditures. Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain and expand the Company's asset base and expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

1Q 2022: Cash used for operations of $(103) less capital expenditures of $95 = free cash flow of $(198)

4Q 2021: Cash used for operations of $96 less capital expenditures of $61 = free cash flow of $35

3Q 2021: Cash used for operations of $(42) less capital expenditures of $51 = free cash flow of $(93)

2Q 2021: Cash used for operations of $(167) less capital expenditures of $44 = free cash flow of $(211)

1Q 2021: Cash used for operations of $(294) less capital expenditures of $28 = free cash flow of $(322)

ARCONIC

19

 Reconciliation of Organic Revenue by End Market  20  Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year period.  ($M)  Ground  Building and      Industrial and    1Q21  Transportation  Construction  Aerospace  Packaging  Other  Total  Revenue  $662   $287  $138   $219  $369  $1,675                 1Q22              Revenue  $755   $375   $210   $397   $455   $2,192  Less:              Aluminum price impact  161   30   29   99   51   370   Foreign currency impact  (2)  (6)  (1)  (2)   (1)   (12)   Organic Revenue  $596   $351   $182   $300   $405   $1,834

 Reconciliation of Organic Revenue by Segment  21  Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year period.  ($M)  Quarter Ended          Mar 31,          2021    2022    Arconic Corporation              Revenue  $1,675     $2,192     Less:              Aluminum price impact  n/a    370     Foreign currency impact  n/a     (12)      Organic Revenue  $1,675     $1,834     Rolled Products              Revenue  $1,364     $1,804     Less:              Aluminum price impact  n/a     351      Foreign currency impact  n/a    (5)    Organic Revenue  $1,364      $1,458      Building and Construction Systems          Revenue  $236      $291      Less:          Aluminum price impact  n/a     12      Foreign currency impact  n/a    (6)    Organic Revenue  $236      $285      Extrusions          Revenue  $75      $97      Less:          Aluminum price impact  n/a    7     Foreign currency impact  n/a     (1)      Organic Revenue  $75     $91

2022 Guidance: EBITDA to Free Cash Flow Walk

($M)	**2022E**
Adjusted EBITDA[1]	$820-$870
Pension contributions and other postretirement benefits, net of service cost	~(40)
Environmental remediation	~(15)
Interest	~(105)
Income taxes and other	~(85)
Sustaining capital expenditures	~(145)
Free cash flow before investment in growth	~$430-$480
Return-seeking capital expenditures	~(145)
Working capital use[2]	~(185)
Free cash flow[3]	~$125

ARCONIC

1) Midpoint of 2022 Adjusted EBITDA guided range.
2) Working capital use in initial guidance was ~$85M; metal price changes since initial guidance have resulted in ~$100M of incremental working capital use.
3) Assumes average annual LME aluminum price of $3,350/mt and Midwest Premium of $850/mt for the full year.

22

Legacy Pension and OPEB Cash Obligations Down Substantially  Annualized Asset Return  12/31/2022  12/31/2023  12/31/2024  0%  ($605M)  ($653M)  ($701M)  2%  ($571M)  ($587M)  ($605M)  4%  ($537M)  ($520M)  ($504M)          U.S. Qualified Pension Discretionary Contributions  $22M  $30M-$32M  $21M-$31M  Other Pension Contributions and Benefit Payments  ~$10M  ~$10M  ~$10M  OPEB Benefit Payments  $29M  $27M  $27M  Estimated U.S. Pension Plan Funded Status  Source: WTW & Mercer Investments, LLC.Discount rate used to project the pension obligations as of 12/31/2022, 12/31/2023 and 12/31/2024 is based on the 12/31/2021 WTW 60th-90th RATELink yield curve resulting in a weighted average discount rate of 2.96% for the qualified pension plans combined. Assets for the U.S. qualified pension plans were projected assuming 0%, 2% or 4% annualized return reflecting the discretionary contributions shown above and expected benefit payments. No potential risk management activity, such as annuitizations, were reflected   Expected Annual Cash Contributions and Benefit Payments  23